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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-4 of Sears Holdings Corporation of our reports dated August 8, 2003 relating to the financial statements and financial statement schedule, which appear in Kmart Holding Corporation's Annual Report on Form 10-K for the year ended January 28, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Detroit, Michigan
January 6, 2005

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM